Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Anthony Cataldo (“Contractor)”) and MultiCell Technologies, Inc. (“Company”) (collectively referred to as the “Parties”):

RECITALS

WHEREAS, Contractor provided services to the Company pursuant to a Director and Consulting Agreement;

WHEREAS, Contractor signed a Director and Consulting Agreement (including a Proprietary Information and Inventions Agreement attached thereto as Exhibit A) with the Company on or about January 29, 2005 (the “Consulting Agreement”);

WHEREAS, the Company and Contractor have entered into a Stock Option Agreement dated January 27, 2005 granting Contractor the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan and the Stock Option Agreement (the “Stock Agreements”);

WHEREAS, the Company issued a Warrant to Purchase Common Stock dated August 1, 2005 pursuant to which the Contractor may purchase up to 2,000,000 shares of the Company’s common stock (the “Warrant”);

WHEREAS, Contractor’s relationship with the Company (including Contractor’s position as a member of the Board of Directors of the Company) was mutually terminated effective as of July         , 2006 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Contractor may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of, or in any way related to Contractor’s relationship with, or separation from, the Company.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Contractor hereby agree as follows:

1. Consideration.

a. Cash.

i. Consulting Fees. The Company agrees to pay Contractor a lump sum cash amount of Fifteen Thousand Dollars ($15,000.00) as payment for consulting for the month of June 2006. This payment will be made to Contractor on the Effective Date of this Agreement. This payment will be reported on an IRS form 1099.

ii. Reimbursements. In addition, the Company agrees to reimburse Contractor within three (3) business days of receipt by the Company, all expenses properly incurred by Contractor on behalf of the Company through the Effective Date of this Agreement.

b. Stock Issuance. The Company shall issue to Contractor restricted shares of the Company’s common stock (the “Shares”) as follows:

Measurement Date	Amount of Shares ($)
July 1, 2006	$45,000.00
October 1, 2006	$45,000.00
January 1, 2007	$45,000.00
April 1, 2007	$45,000.00
July 1, 2007	$45,000.00
October 1, 2007	$45,000.00
January 1, 2008	$15,000.00

The number of shares of Common Stock to be issued to Contractor following each Measurement Date shall be calculated as follows:

X/Y = Z

X =	Dollars worth of shares payable for the applicable Measurement Date.

Y =	The average closing price of the Company’s Common Stock as reported by Bloomberg Financial Markets for the 20 trading days immediately preceding the applicable Measurement Date (the “Price”); provided, however, that in the event the Company fails to file the registration statement on Form SB-2 with the Securities and Exchange Commission as described below within 45 days of the closing of the Company’s Series B financing, then, for each issuance of shares commencing with the October 1, 2006 Measurement Date issuance, “Y” shall equal the product obtained by multiplying (a) 0.8 by (b) the Price.

Z =	The number of shares of the Company’s Common Stock to be issued to Consultant.

In addition, in the event the Company fails to file the registration statement on Form SB-2 with the Securities and Exchange Commission within 45 days of the closing of the Company’s Series B financing, then the Company shall issue to Consultant, on the date of issuance of the shares for the October 1, 2006 Measurement Date, the number of shares of Common Stock (the “Discount Shares”) calculated as follows:

X/Y – M = Z

M =	Number of shares previously issued to Consultant for the July 1, 2006 Measurement Date.

X =	Dollars worth of shares payable for the July 1, 2006 Measurement Date.

Y =	The product obtained by multiplying (a) 0.8 by (b) the average closing price of the Company’s Common Stock as reported by Bloomberg Financial Markets for the 20 trading days immediately preceding the July 1, 2006 Measurement Date.

Z =	The number of Discount Shares to be issued to Consultant.

The Discount Shares shall be issued in addition to the shares that Consultant would otherwise receive for the October 1, 2006 Measurement Date.

Other than the issuance of Shares for the July 1, 2006 Measurement Date (the “July 2006 Shares”) which shall be issued within 40 days of July 1, 2006, the Shares shall be issued by the Company to the Contractor within ten (10) business days following each Measurement Date. Each such payment will be reported on an IRS form 1099.

All of the Shares of common stock issued to Consultant will be subject to Rule 144 of the Securities Act of 1933, as amended, and shall include a legend, in substantially the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

In order to facilitate the issuance of such shares in compliance with securities laws, Contractor makes the representations and warranties to the Company set forth on Exhibit A. The Company shall use best efforts to include the Shares in the Company’s registration statement on Form SB-2 to be filed with the Securities and Exchange Commission in connection with the Company’s Series B financing for the registration of the shares issued and issuable therein. In order to facilitate the registration of the Shares, Contractor agrees to the provisions (including indemnification) set forth on Exhibit B. Notwithstanding the foregoing, in the event the July 2006 Shares are issued prior to the Effective Date, then such July 2006 shares (i) shall be issued pursuant to the Company’s 2000 Employee Incentive Plan, and (ii) shall not include the legend set forth above.

c. Directors’ Fees. The Company agrees to pay Contractor all director fees (in shares of Common Stock) due to Contractor, and not previously paid, for attendance at all board of director meetings up to the Effective Date of this Agreement in accordance with the normal policies of the Company. This payment will be made to Contractor on the Effective Date of this Agreement.

This payment will be reported on an IRS form 1099.

d. Vesting. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Contractor is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Contractor will be considered to have vested only up to the Separation Date. Contractor acknowledges that as of the Separation Date, he will have vested in an aggregate of 23,611 options and no more. The exercise of Contractor’s vested options and shares shall continue to be governed by the terms and conditions of the Stock Agreements.

e. Warrant Amendment. The Parties agree to amend and restate the Warrant in substantially the form attached hereto as Exhibit C, to provide, among other things, that (i) 1,000,000 of the shares shall become immediately fully vested and exercisable and (ii) the remaining 1,000,000 of the shares shall be cancelled and not exercisable by the Consultant.

f. Press Release. The Parties agree that the Company shall issue a press release to the public concerning Cataldo’s resignation in the form attached hereto as Exhibit D.

g. Termination. Other than as set forth herein and the terms that survive termination, the Parties hereby mutually terminate the Consulting Agreement.

2. Compensation Payments. Contractor acknowledges and represents that the Company has paid any and all compensation and any other amounts due to Contractor, once the payments in Paragraph 1 above have been made.

3. Release of Claims. Contractor agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Contractor by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Contractor, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Contractor may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

a. any and all claims relating to or arising from Contractor’s relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Contractor’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied;

promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal, or any state, constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Contractor as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Contractor agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

4. Acknowledgment of Waiver of Claims under ADEA. Contractor acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Contractor agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Contractor acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Contractor was already entitled. Contractor further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Contractor from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Contractor signs this Agreement and returns it to the Company in less than the 21-day period identified above, Contractor hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

5. California Civil Code Section 1542. Contractor represents that he is not aware of any claims against any of the Releasees. Contractor acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Contractor, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6. No Pending or Future Lawsuits. Contractor represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Contractor also represents that he does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Contractor. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Contractor.

7. Application for Employment. Contractor understands and agrees that, as a condition of this Agreement, Contractor shall not be entitled to any employment with the Company, and Contractor hereby waives any right, or alleged right, of employment with the Company. Contractor further agrees not to apply for employment with the Company.

8. Confidentiality. Contractor agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Contractor may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Contractor’s undersigned counsel, his accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Contractor agrees that he will not publicize, directly or indirectly, any Separation Information.

9. Trade Secrets and Confidential Information/Company Property. Contractor reaffirms and agrees to observe and abide by the terms of the Consulting Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Contractor’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Contractor by the Company, developed or obtained by Contractor as a result of his relationship with the Company, or otherwise belonging to the Company.

10. No Cooperation. Contractor agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Contractor agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.

11. Non-Disparagement. Contractor agrees to refrain from any disparagement, defamation, libel or slander of the Releasees, or tortious interference with the contracts and relationships of any of the Releasees.

12. No Admission of Liability. Contractor understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Contractor or to any third party.

13. Non-Solicitation. Contractor agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Contractor shall not directly or indirectly solicit or recruit any of the Company’s employees to leave their employment at the Company.

14. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

15. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF COMMERCIAL DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO ITS ATTORNEY FEES. ALSO, THE PREVAILING PARTY SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Contractor represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. No Representations. Contractor represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Contractor has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

18. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

19. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

20. Entire Agreement. This Agreement, the Consulting Agreement, the Warrant and the Stock Agreements represent the entire agreement and understanding between the Company and Contractor concerning the subject matter of this Agreement and Contractor’s relationship with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Contractor’s relationship with the Company.

21. No Oral Modification. This Agreement may only be amended in a writing signed by Contractor and the Company’s Chief Executive Officer.

22. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.

23. Effective Date. This Agreement will become effective after it has been signed by both Parties and after seven days have passed since Contractor signed the Agreement (the “Effective Date”). Each party has seven days after that party signs the Agreement to revoke it.

24. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

25. Assignment. The rights and obligations of the Consultant shall not inure to the benefit of any successors, heirs, executors or administrators. In the event of the Consultants death or permanent disability, any payments required to be made to the Consultant hereunder shall terminate immediately. The Company may assign its rights and obligations hereunder to any successor entity or person.

26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)	They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or have elected not to retain legal counsel;

(c)	They understand the terms and consequences of this Agreement and of the releases it contains;

(d)	They are fully aware of the legal and binding effect of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	MultiCell Technologies, Inc.

	By:	/s/ Stephen Chang
Stephen Chang, Ph.D.

Dated:		/s/ Anthony Cataldo
Anthony Cataldo, an individual

Exhibit A

Investment Representation Statement

In connection with the Company’s issuance of shares of common stock to Contractor, Contractor represents to the Company the following:

(a) He is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(b) He understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (“Securities Act”) or unless an exemption from registration is otherwise available. In addition, he understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(c) He is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, in case he has held the securities less than two years: (1) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; (2) the availability of certain public information about the Company; (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

(d) He further understands that at the time he wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he would be precluded from selling the Securities under Rule 144 unless (1) a two year minimum holding period had been satisfied and (2) he was not at the time of the sale nor at any time during the three month period prior to such sale an affiliate of the Company.

(e) He further understands that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission (the “SEC”) has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Exhibit B

Amended and Restated Warrant to Purchase Common Stock

Exhibit C

(a) The Company shall indemnify and hold harmless the Consultant and each underwriter, within the meaning of the Securities Act of 1933 (the “Securities Act”), who may purchase from or sell for the Consultant, any Shares, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Shares, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Consultant or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls the Consultant or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the Consultant and underwriter; provided, however, that the indemnification in this Section (a) with respect to any prospectus shall not inure to the benefit of any Consultant or underwriter (or to the benefit of any person controlling the Consultant or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Shares by such Consultant or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Consultant or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by such Consultant or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify the Consultant or any such underwriter or other person referred to above unless such Consultant or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by such Consultant or underwriter expressly for use therein.

(b) The Consultant shall indemnify and hold harmless the Company, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any material untrue statement or material omission based upon information furnished in writing to the Company by the Consultant expressly for use therein.

(c) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section only to the extent the indemnifying party is prejudiced as a result thereof.

(e) Neither the filing of a registration statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Consultant shall impose upon the Consultant any obligation to sell the Shares.

(f) The Consultant, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Shares or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until such the Consultant receives (or is deemed to have received under applicable securities laws) a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(g) If the Company fails to keep the registration statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of the Consultant, update the registration statement or file a new registration statement covering the Shares remaining unsold, subject to the terms and provisions hereof, so that the registration of such unsold Shares is maintained for a number of days beyond the Expiration Date equal to the number of days that such Consultant is unable to sell pursuant to Section (f) above. “Expiration Date” shall mean the earliest of the following dates (i) the date that all of the Shares have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Shares may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

(h) The Consultant agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning such Consultant in the registration statement or in order to promote compliance by the Company or such Consultant with the Securities Act.

(i) The Consultant, by its acceptance of the Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement hereunder.

Exhibit D

Press Release